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                       SECURITIES AND EXCHANGE COMMISSION

                            WASHINGTON, D.C.  20549



                                    FORM 8-K

                                 CURRENT REPORT



                     PURSUANT TO SECTION 13 OR 15(d) OF THE

                      SECURITIES AND EXCHANGE ACT OF 1934




                                  May 29, 1998
                ------------------------------------------------
                Date of Report (Date of Earliest Event Reported)




                     TRANSCONTINENTAL REALTY INVESTORS, INC.
             ------------------------------------------------------
             (Exact Name of Registrant as Specified in its Charter)




        Nevada                       0-13291                    94-6565852
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(State of Incorporation)           (Commission                (IRS Employer
                                    File No.)               Identification No.)




10670 North Central Expressway, Suite 300, Dallas, TX                     75231
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(Address of Principal Executive Offices)                             (Zip Code)




Registrant's Telephone Number, Including Area Code: (214) 692-4700
                                                   ----------------



                                Not Applicable
         -------------------------------------------------------------
         (Former Name or Former Address, if Changed Since Last Report)





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ITEM 2.    ACQUISITION OR DISPOSITION OF ASSETS

On January 14, 1998, Transcontinental Realty Investors, Inc. (the "Company") purchased Mountain Plaza, a 188 unit apartment complex in El Paso, Texas, for $4.0 million, approximately 1.2% of the Company's assets at December 31, 1997. The seller of the property was State Street Bank and Trust Company, an unrelated party. The property was constructed in 1972 and was 92% occupied on the date of purchase. The Company paid $1.0 million in cash and obtained new mortgage financing of $3.0 million. The mortgage bears interest at 8.2% per annum, requires monthly payments of interest only and matures in January 2000.

On January 16, 1998, the Company purchased the Hunters Glen, a 212 unit apartment complex in Midland, Texas, for $2.5 million, approximately .8% of the Company's assets at December 31, 1997. The seller of the property was Junction Apartments of Midland, L.C., an unrelated party. The property was constructed in 1982 and was 80% occupied on the date of purchase. The Company paid $600,000 in cash with the seller providing purchase money financing of the remaining $1.9 million of the purchase price. The mortgage bears interest at a variable rate, currently 8.0% per annum, requires monthly payments of interest only for the first twenty-four months and requires monthly payments of principal and interest of $14,302, thereafter, and matures in January 2003.

On January 28, 1998, the Company purchased Bent Tree Garden, a 204 unit apartment complex in Addison, Texas, for $8.1 million, approximately 2.5% of the Company's assets at December 31, 1997. The seller of the property was Bent Tree Gardens, L.P., an unrelated party. The property was constructed in 1980 and was 87% occupied on the date of purchase. The Company paid $1.7 million in cash and obtained new mortgage financing of $6.4 million. The mortgage bears interest at 7.2% per annum, requires monthly payments of principal and interest of $46,054 and matures in February 2008.

On February 18, 1998, the Company purchased Parkway North, a 71,041 square foot office/retail building in Dallas, Texas, for $5.4 million, approximately 1.7% of the Company's assets at December 31, 1997. The seller of the property was 16800 Dallas Parkway, L.P., an unrelated party. The property was constructed in 1980 and was 89% occupied on the date of purchase. The Company paid $1.5 million in cash and obtained new mortgage financing of $3.9 million. The mortgage bears interest at a variable rate, currently 8.75% per annum, requires monthly payments of interest only and matures in March 2000.

On March 31, 1998, the Company purchased the Plaza on Bachman Creek, a 80,278 square foot office/retail center in Dallas, Texas, for $3.5 million, approximately 1.1% of the Company's assets at December 31, 1997. The seller of the property was TCIP Bachman Creek, LLC, an unrelated party. The property was constructed in 1985 and was 57% occupied on the date of purchase. The Company paid $1.1 million in cash and obtained new mortgage financing of $2.4 million. The mortgage bears interest at a variable rate, currently 9.0% per annum, requires monthly payments of principal and interest of $21,593 and matures in March 2008.

On April 30, 1998, the Company purchased in a single transaction, Ashton Way, a 178 unit apartment complex in Midland, Texas and the 4400





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ITEM 2.    ACQUISITION OR DISPOSITION OF ASSETS (Continued)

Apartments, a 92 unit apartment complex also in Midland, Texas, and on May 1, 1998, the Company purchased Woodview, a 232 unit apartment complex in Odessa, Texas, for a total of $6.8 million, approximately 2.2% of the Company's assets at December 31, 1997. The seller of the properties was Mutual Life Insurance Company of New York and Rocky Woodview, Inc., unrelated parties. The properties were constructed in 1978, 1981 and 1981, respectively, and were occupied 86%, 92% and 82%, respectively, on the date of purchase. The Company paid a total of $1.5 million in cash and obtained new mortgage financing totaling $5.3 million. One mortgage bears interest at 7.2% per annum and the other at a variable rate, currently 8.2% per annum, require monthly payments of principal and interest totaling $38,003 and mature in October 1999 and May 2008, respectively.

On May 21, 1998, the Company purchased Emerald Terrace, a 172 unit apartment complex in Midland, Texas, for $1.5 million, approximately .5% of the Company's assets at December 31, 1997. The seller of the property was Emerald Terrace, Inc., an unrelated party. The property was constructed in 1977 and was 65% occupied on the date of purchase. The Company paid $425,000 in cash, assumed the existing mortgage of $584,000 with the seller providing purchase money financing of an additional $491,000. The mortgages bear interest at fixed and variable rates, currently 7.5% and 9.5% per annum, require monthly payments of principal and interest totaling $10,643 and mature in November 1999 and May 2013.

On May 29, 1998, the Company purchased, in a single transaction, the Daley Building, a 62,425 square foot office building in San Diego, California and the Viewridge Building, a 25,062 square foot office building, also in San Diego, California, for a total of $6.5 million, approximately 2.0% of the Company's assets at December 31, 1997. The seller of the properties was Ratheon Development, Inc., an unrelated party. The properties were constructed in 1981 and 1979, respectively, and were occupied 93% and 87%, respectively, on the date of purchase. The Company paid $1.7 million in cash and obtained new mortgage financing totaling $4.8 million. The mortgages bears interest at a variable rate, currently 9.5% per annum, require monthly payments of principal and interest totaling $42,416 and mature in May 2005.

Although each of the above purchases is not a significant acquisition in itself, when aggregated such purchases constitute a significant acquisition. The Company's purchase of the Daley and Viewridge Office Buildings on May 29, 1998, caused the Company to exceed the significant acquisition threshold.

In addition to the purchases of income producing properties discussed above, the Company has also purchased in 1998 three parcels of land, two in Dallas, Texas, one in January 1998 and the other in February 1998 and one in Midland, Texas in May 1998. The three parcels were purchased for a total of $7.8 million in cash.

In March 1998, the Company sold a retail Center receiving net cash of $1.2 million.





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ITEM 2.    ACQUISITION OR DISPOSITION OF ASSETS (Continued)

In assessing each purchase of income producing property described above, the following were among the factors considered by the Company's management, geographic location of the property, performance of the property, new or renovated properties in the vicinity of the property and the maintenance and appearance of the property. Additional factors considered with respect to commercial properties were the ease of access to the property, the adequacy of related facilities, such as parking, and the property's sensitivity to market conditions in establishing rental rates. With respect to apartment complexes the design and mix of units and the ability to provide a community atmosphere for the tenants was also considered.

ITEM 7.    FINANCIAL STATEMENTS AND EXHIBITS

The sellers have informed the Company that audited financial statements and supporting data relating to their respective property's operations are not available. It is, therefore, impracticable to provide the required audited statement of operations for the properties acquired or pro forma financial information. The required information will be filed by amendment of this Form 8-K as soon as practicable, but is expected to be not later than July 29, 1998.


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                                   SIGNATURE



Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereto duly authorized.


                                         TRANSCONTINENTAL REALTY
                                         INVESTORS, INC.





Date:      July 2, 1998                  By:   /s/ Thomas A. Holland
     ------------------------               --------------------------------
                                            Thomas A. Holland
                                            Executive Vice President and
                                            Chief Financial Officer
                                            (Principal Financial and
                                            Accounting Officer)





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